Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8, File No. 333-177800) pertaining to the 2003 Long-Term Incentive Plan of Radius Health, Inc. and 2011 Equity Incentive Plan of Radius Health, Inc.;

2.Registration Statement (Form S-8, File No. 333-195521) pertaining to the 2011 Equity Incentive Plan of Radius Health, Inc.;

3.Registration Statement (Form S-3, File No. 333-201610) and related Prospectus of Radius Health, Inc. for the registration of common stock, preferred stock, warrants, and units;

4.Registration Statement (Form S-8, File No. 333-213081) pertaining to the 2011 Equity Incentive Plan, as amended and restated, of Radius Health, Inc.;

5.Registration Statement (Form S-8, File No. 333-213082) pertaining to the 2016 Employee Stock Purchase Plan of Radius Health, Inc.;

6.Registration Statement (Form S-8, File Nos. 333-215552, 333-224882, and 333-231327, 333-238117) pertaining to Inducement Stock Option Agreements between Radius Health, Inc. and certain of its employees; and

7.Registration Statement (Form S-8, File No. 333-226791) pertaining to the 2018 Stock Option and Incentive Plan of Radius Health, Inc.;

of our report dated February 27, 2020, with respect to the consolidated financial statements of Radius Health, Inc. for the year ended December 31, 2019 included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 24, 2022